UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2009

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement

As previously reported, Shore Bancshares, Inc. (the “Company”) sold 25,000 shares of its preferred stock and issued a common stock purchase warrant (the “Original Warrant”) to the United States Department of the Treasury (the “Treasury”) on January 9, 2009 pursuant to the Troubled Asset Relief Program Capital Purchase Program.  On April 15, 2009, the Company redeemed all 25,000 shares of its preferred stock and entered into a letter agreement with the Treasury which, among other things, eliminated certain limitations on the Treasury’s ability to transfer and/or exercise the Original Warrant.

On June 3, 2009, pursuant to that letter agreement, the Company issued a substitute warrant to the Treasury that is identical in all respects to the Original Warrant, except that the aforementioned limitations (contained in Section 13(H) of the Original Warrant) were deleted.  A copy of the Substitute Warrant is filed herewith as Exhibit 4.1.

Item 3.03.     Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this report is incorporated into this Item 3.03 by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)           Exhibits.  The exhibits filed with this report are listed in the Exhibit Index which follows the signatures hereto, which index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: June 3, 2009	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit	Description

4.1	Substitute Warrant issued to the U.S. Department of the Treasury (filed herewith)